- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                  SCHEDULE 14A
                                   (RULE 14A)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                       CENTRAL RESERVE LIFE CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                       CENTRAL RESERVE LIFE CORPORATION
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):
/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     (4) Proposed maximum aggregate value of transaction:
     (5) Total fee paid:

/X/  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
     (2) Form, Schedule or Registration Statement No.:
     (3) Filing Party:
     (4) Date Filed:

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                     [LOGO]
                        CENTRAL RESERVE LIFE CORPORATION


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD MAY 16, 1996



     Notice is hereby given that the Annual Meeting of Shareholders of Central Reserve Life Corporation will be held at the Cleveland Airport Marriott Hotel, 4277 West 150th Street, Cleveland, Ohio, on Thursday, May 16, 1996, at 10:00 a.m., local time, for the following purposes:

     1.   To elect three directors, each to serve for a term of three years; and

     2. To consider and transact such other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on April 3, 1996, will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.



                                         By order of the Board of Directors.

                                         /s/ Linda S. Standish

                                         LINDA S. STANDISH, Secretary

April 18, 1996

================================================================================
                             YOUR VOTE IS IMPORTANT

                  PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD
                 WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.
================================================================================

                        CENTRAL RESERVE LIFE CORPORATION
                                   CRL PLAZA
                              17800 ROYALTON ROAD
                            STRONGSVILLE, OHIO 44136


                                ===============
                                PROXY STATEMENT
                                ===============


     This Proxy Statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders of Central Reserve Life Corporation, an Ohio corporation (the "Company"), to be held on Thursday, May 16, 1996, at 10:00 a.m., local time, at the Cleveland Airport Marriott Hotel, 4277 West 150th Street, Cleveland, Ohio, and at any adjournment thereof. This Proxy Statement and the accompanying form of proxy ("proxy card"), together with the Company's Annual Report to Shareholders for the fiscal year ended December 31, 1995, will first be sent to shareholders on or about April 18, 1996.

     The close of business on April 3, 1996, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting. At that date, the Company had outstanding 4,037,500 Common Shares, without par value, each of which will be entitled to one vote.


                             ELECTION OF DIRECTORS

     The number of directors has been fixed pursuant to the Code of Regulations of the Company at nine (9), and nine (9) directors are currently in office. At the meeting, shares represented by proxies, unless otherwise specified, will be voted for the election of the three (3) nominees, hereinafter named, to serve for a term of three (3) years and, in each case, until their respective successors are duly elected and qualified. If, by reason of death or other unexpected occurrence, any nominee should not be available for election, the proxies will be voted for such substitute nominee as the Board of Directors may propose.

     If notice in writing is given by any shareholder to the President, a Vice President or the Secretary not less than forty-eight (48) hours before the time fixed for holding the meeting that he desires that voting for the election of directors shall be cumulative, and if an announcement of the giving of such notice is made upon the convening of such meeting by the Chairman or Secretary or by or on behalf of the shareholder giving such notice, each shareholder shall have the right to cumulate such voting power as he possesses at such election and to give one (1) nominee a number of votes equal to the number of directors to be elected multiplied by the number of shares he holds, or to distribute his votes on the same basis among two (2) or more nominees, as he sees fit. If voting for the election of directors is cumulative, the persons named in the enclosed proxy will vote the shares represented thereby and by other proxies held by them so as to elect as many of the three (3) nominees named below as possible. In the election of directors, the three (3) nominees receiving the greatest number of votes will be elected. Abstentions and broker non-votes will not count in favor of or against election of any nominee.

     The following information is set forth with respect to each person nominated for election as a director (each of whom is currently a director of the Company) and with respect to the directors of the Company whose terms of office will continue after the meeting:

                  NOMINEES FOR ELECTION AT THE ANNUAL MEETING

                                                                                         NOMINATED
                                                                             DIRECTOR    FOR TERM
      NAME                 AGE     PRINCIPAL OCCUPATION (1)                    SINCE     EXPIRING
      ----                 ---     ------------------------                    -----     --------

Fred Lick, Jr.             64      Chairman of the Board, President and         1976       1999
                                   Chief Executive Officer of the Company
                                   and of Central Reserve Life
                                   Insurance Company

John F. Novatney, Jr. (2)  65      Partner, Baker & Hostetler,                  1976       1999
                                   (Attorneys); Vice Chairman of the Board
                                   of the Company

John L. McKean (3)         71      President, Jack McKean Agency, Inc.          1989       1999
                                   (Life Insurance Agency)


          DIRECTORS WHOSE TERMS WILL CONTINUE AFTER THE ANNUAL MEETING
                                                                                         CURRENT
                                                                              DIRECTOR    TERM
      NAME                 AGE     PRINCIPAL OCCUPATION (1)                    SINCE     EXPIRES
      ----                 ---     ------------------------                    -----     --------

Robert K. Smith            52      President, R.K. Smith & Associates, Inc.     1986       1997
                                   (Certified Public Accountants)

David L. Rossio            59      President, Rossio Jewelry, Inc.              1992       1997

Thomas D. Schulte          61      Retired (Formerly Director, Academic,
                                   Education and Industrial Studies, Great
                                   Oaks Joint Vocational School)                1994       1997

Lawrence Hendershot, M.D.  70      Retired, President, E.N.T. Group             1986       1998
                                   of Cleveland, Inc. (Otologists)

Robert E. Bruce (4)        74      President, Bruce and Bruce Company           1987       1998
                                   (Consulting Actuaries)

William E. Gerstenslager   50      Partner, Gerstenslager & Obert Co.           1990       1998
                                   (Attorneys)

(1) Each director or nominee for election as a director, except Mr. Gerstenslager, has held the position shown for more than five (5) years. Prior to forming his own firm, Gerstenslager & Obert Co., Mr. Gerstenslager was with the law firm of Robert L. Sweeney, L.P.A. from 1986 through 1995.

(2) Baker & Hostetler served as general counsel to the Company and its subsidiaries in 1995 and will continue to serve as general counsel in 1996.

(3) Jack McKean Agency, Inc. served as a licensed General Agent with the Company's principal operating subsidiary, Central Reserve Life Insurance Company, in 1995 and was paid commissions of $315,988 in 1995. The agency will continue to serve as an agent in 1996.

(4) Bruce and Bruce Company provided actuarial services to the Company in 1995 and will continue to provide such services in 1996.

                       BOARD OF DIRECTORS AND COMMITTEES


     The Board of Directors of the Company has standing executive, audit, investment and employee relations committees, as described below:

     Executive Committee. The Executive Committee has all powers of the Board in the management of the business and affairs of the Company between Board meetings except the power to fill vacancies on the Board or its committees. The Executive Committee also functions as a nominating committee. In functioning as a nominating committee, the Executive Committee seeks qualified persons to serve as directors of the Company and makes recommendations to the Board of Directors. The Executive Committee will consider nominees for the Board of Directors recommended by shareholders, provided that the names of such persons are submitted by January 30 for the next succeeding annual shareholders' meeting. Such recommendations should be submitted only on behalf of persons willing to serve as directors and should include a resume of their business experience and qualifications. The Executive Committee also serves as a compensation committee responsible for determining the compensation of the Company's executive officers. Members of the Executive Committee are Mr. Lick, Mr. Novatney and Dr. Hendershot. The Executive Committee met once during 1995.

     Audit Committee. The Audit Committee recommends to the Board of Directors the firm of independent accountants to serve the Company and reviews the scope, performance and results of the annual audit of the Company. Its members are Messrs. Smith, Gerstenslager and Rossio. The Audit Committee met eight (8) times during 1995.

     Investment Committee. The Investment Committee establishes policy for and monitors management of the Company's investments. Its members are Mr. Bruce, Mr. Novatney and Dr. Hendershot. Mr. Frank Grimone, Executive Vice President of the Company, participates in all meetings of the Investment Committee. The Investment Committee met seven (7) times during 1995.

     Employee Relations Committee. The Employee Relations Committee, working with employee-relations personnel of Central Reserve Life Insurance Company ("CRL"), the company's principal operating subsidiary, serves to structure, review and update CRL's employee-relations policies and practices, including CRL's firm commitment to equal employment opportunity. Its members are Messrs. Novatney, McKean, and Schulte. The Committee met four (4) times during 1995.

     The Board of Directors met five (5) times during 1995. Each director attended more than 75% (seventy-five percent) of the meetings held by the Board of Directors and the committees of the Board of Directors on which he served.

     During 1995, the directors of the Company were paid $2,000 per quarter plus $1,000 per Board meeting attended and $1,000 per committee meeting attended plus expenses of attendance. Mr. Lick received no compensation as a director.

                         SECURITY OWNERSHIP OF CERTAIN
                               BENEFICIAL OWNERS

     The following information is set forth with respect to the only persons known to management to be beneficial owners of more than five percent (5%) of the Company's Common Shares:

                                        AMOUNT AND NATURE OF
NAME AND ADDRESS OF BENEFICIAL OWNER    BENEFICIAL OWNERSHIP    PERCENT OF CLASS
        Fred Lick, Jr.                        545,000 (1)              12.7
        17800 Royalton Road
        Strongsville, Ohio  44136

        Dimensional Fund Advisors Inc.        233,700 (2)               5.8
        1299 Ocean Avenue
        11th Floor
        Santa Monica, California  90401

        Ryback Management Corporation         203,000 (3)               5.0
        7711 Carondelet Avenue
        Box 16900
        St. Louis, Missouri  63105

(1) Amount held as of April 3, 1996. Also, see footnote 3 to the table on page 5 herein.

(2) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 233,700 shares of Central Reserve Life Corporation stock as of December 31, 1995, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

(3)  Amount held as of December 31, 1995.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following information is set forth with respect to the Company's Common Shares beneficially owned as of April 3, 1996, by all directors and nominees for election as directors of the Company, by all executive officers of the Company and by all executive officers and directors of the Company as a group:

                                                      AMOUNT AND NATURE OF
NAME OF BENEFICIAL OWNER (1)                          BENEFICIAL OWNERSHIP    PERCENT OF CLASS
        Robert E. Bruce ............................          6,000                    *
        William E. Gerstenslager ...................          1,600                    *
        Frank W. Grimone ...........................        125,000                   3.1
        E. Lawrence Hendershot .....................         16,600                    *
        Glen A. Laffoon ............................         86,650 (2)               2.2
        Fred Lick, Jr ..............................        545,000 (3)              12.7
        John L. McKean .............................          1,000 (4)                *
        John F. Novatney, Jr .......................          7,950                    *
        David L. Rossio ............................          1,000                    *
        Thomas D. Schulte ..........................          1,035                    *
        Robert K. Smith ............................          3,225  (5)               *

        All executive officers
          and directors as a group (11 persons) ....        795,060                  18.5


*    Less than one percent of the outstanding Common Shares of the Company

(1) Unless otherwise indicated, the persons named have sole voting and investment power with respect to all Common Shares shown as being beneficially owned by them.

(2)  Includes 41,150 common shares held by Mr. Laffoon's spouse.

(3) Includes options to purchase 255,000 Common Shares, exercisable at any time prior to August 6, 1997, and 37,500 Common Shares owned by Mid American Asset Management Corporation, of which Mr. Lick is the sole shareholder.

(4) These Common Shares are held by Jack McKean Agency, Inc. of which Mr. McKean is the sole shareholder.

(5) Includes 1,500 Common Shares held by the R.K. Smith & Associates, Inc., Profit Sharing Plan, of which Mr. Smith is the sole beneficiary.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In order to comply with certain state insurance regulatory requirements which prohibit providing group life insurance unless at least ten (10) lives are insured, the Company formed CRL Preferred Group, Inc., International Professional Group, Inc., North America Preferred Employers, Inc., and Keystone Employers Group, Inc. to serve as trustees of trusts established to provide group life insurance to employers with less than ten (10) employees (such corporations the "Trustee Corporations"). In compliance with state regulations which require that the Trustee Corporation's shareholders be natural persons, Mr. Lick and Mr. Grimone hold, for the benefit of the Company, all of the outstanding shares of the Trustee Corporations. Mr. Grimone is a director of the Trustee Corporations. None of the officers or directors of the Trustee Corporations receives any compensation for serving in such capacity.

     For a discussion of the employment contracts the Company has with Mr. Lick and Mr. Grimone, see "Executive Committee Report on Executive Compensation" beginning on page 8.

     See footnotes 2 through 4 to the table under "Election of Directors" on page 2 with respect to certain other transactions involving directors of the Company.

                               PERFORMANCE GRAPH

The following graph compares the Company's cumulative total shareholder return to the cumulative total return of the University of Chicago Center for Research in Security Prices ("CRSP") Nasdaq Stock Market Index and the CRSP Nasdaq Insurance Stocks Index. (Assumes $100 invested on December 29, 1990, in each of three indices and dividends reinvested.)

                               [GRAPHIC OMITTED]

- ------------------------------------------------------------------------------------------------------------------------------------
                                     LEGEND

Symbol        Index Description                                     12/31/90   12/31/91   12/31/92   12/31/93   12/30/94   12/29/95
- ------        -----------------                                     --------   --------   --------   --------   --------   --------
- -----------   Central Reserve Life Corporation                         100.0      123.8      228.4      178.5      225.4      273.6
- - --- - ---   CRSP Index for Nasdaq Insurance Stocks                   100.0      141.0      190.8      204.1      192.1      272.9
- - - - - - -   CRSP Index for Nasdaq Stock Market (US Companies)        100.0      160.5      186.9      214.5      209.7      296.5
- ------------------------------------------------------------------------------------------------------------------------------------

                           SUMMARY COMPENSATION TABLE

     The following table sets forth the annual compensation paid by Central Reserve Life Insurance Company ("CRL"), the principal operating subsidiary of the Company, with respect to the calendar years ended December 31, 1995, 1994, and 1993, to the Chief Executive Officer and all other executive officers of the Company.

                                                       ANNUAL COMPENSATION         ALL OTHER
                                                       -------------------
NAME AND PRINCIPAL POSITION                     YEAR        SALARY ($)        COMPENSATION ($) (1)
- ---------------------------                     ----        ----------        --------------------

Fred Lick, Jr                                   1995        871,166                 19,305
Chairman of the Board, President                1994        784,834                 19,305
and Chief Executive Officer                     1993        707,058                 30,000

Frank W. Grimone                                1995        258,000                 19,305
Executive Vice President, Chief                 1994        215,000                 19,305
Financial Officer and Treasurer                 1993        215,000                 28,177

Glen A. Laffoon                                 1995        234,000                 19,305
Executive Vice President and                    1994        170,000                 19,305
Chief Administrative Officer                    1993        170,000                 21,965

(1) Represents CRL's contribution under a defined-contribution, money-purchase, pension plan.

              EXECUTIVE COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Executive Committee is responsible for determining the compensation of the Company's executive officers. The executive officers are Mr. Lick, Chairman of the Board, President and Chief Executive Officer; Mr. Grimone, Executive Vice President, Chief Financial Officer and Treasurer; and Mr. Laffoon, Executive Vice President and Chief Administrative Officer.

     The Company is somewhat different from most other public companies in that it does not have a large pool of executive officers and does not have complicated long-term-compensation arrangements for its executive officers. Instead, the Company has particularized its compensation policies for each executive officer based on the officer's role in the Company and the Company's expectations for each officer.

     Central Reserve Life Insurance Company ("CRL"), the Company's principal operating subsidiary, entered into an employment agreement with Mr. Lick effective January 1, 1982, pursuant to which he serves as Chairman of the Board, President and Chief Executive Officer of CRL. The current term of the agreement expires on December 31, 2001. The agreement provides for automatic renewals for successive terms of five (5) years each unless notice of non-renewal is given by either party twenty-four (24) months in advance. The agreement provides for increases in Mr. Lick's salary of eleven percent (11%) per year for the years 1991 through 1996, with no increase in salary after 1996.

     Under his employment agreement, Mr. Lick is entitled to six (6) weeks vacation annually, cumulative from year to year; an automobile and its operational expenses; reimbursement of his business expenses; continuation of his salary during any total or partial disability; and certain other fringe benefits.

     Mr. Lick's employment agreement provides that in the event of a change of control of CRL or the Company which is not approved by Mr. Lick, he may elect to resign, in which event he will be entitled, thirty (30) days after such resignation, to a lump sum payment equal to his full annual salary for the unexpired term of his employment agreement and the continuation of his fringe benefits throughout the unexpired term. Mr. Lick's employment agreement may not be terminated by CRL. If CRL does terminate the agreement, or if Mr. Lick terminates the agreement because of a material breach by CRL, he is entitled to the same payment and benefits provided for in the event of a change of control.

     Mr. Lick has an employment agreement with the Company which provides that if CRL terminates or is unable to fulfill any of its obligations under its employment agreement with Mr. Lick, then the obligations of CRL under his employment agreement become the responsibility of the Company. Mr. Lick's employment agreement with the Company was entered into on January 1, 1982, and the current term of the agreement expires on December 31, 2001. Renewal of the CRL agreement results in automatic renewal of the Company agreement. This employment agreement may not be terminated by the Company.

     The Executive Committee believes that an employment contract for a chief executive officer is important to secure continuity of leadership and to avoid the time-consuming interruption of yearly contract and salary negotiation between a company and its chief executive officer. The Executive Committee continues to believe, more specifically, that the health industry's complexity, its competitiveness, and the significance of government intervention mandate arrangements designed to secure continuity of leadership and continued focus on the Company's business. The Executive Committee also continues to believe that the Company's success can be largely attributed to Mr. Lick's ability to anticipate trends in the industry and to identify opportunities before they are recognized by competitors. The Executive Committee believes that the retention of Mr. Lick as Chief Executive Officer is of vital importance to the Company.

     Effective January 1, 1984, the Company and CRL entered into employment agreements with Mr. Grimone. The agreements are automatically renewed on an annual basis unless Mr. Grimone is given written notice of intention not to renew thirty (30) days prior to the end of a contract year. Under the agreement, Mr. Grimone is also entitled to an automobile and its operational expenses, the reimbursement of business expenses and certain other fringe benefits. Mr. Grimone's agreement with the Company provides that if CRL is unable or unwilling to meet its obligations under its employment agreement with Mr. Grimone, such obligations become the obligations of the Company.

     As Chief Financial Officer, Mr. Grimone has overall responsibility for the Company's financial policies and its investment income. The general profitability of the Company's investments and, on an essentially equal basis, his overall individual performance in all of his duties are the factors considered in the yearly renewal of his agreements. Based upon Mr. Grimone's exceptional performance of his duties, which contributed to the Company's excellent financial performance in 1994, Mr. Grimone received an increase in salary in 1995. He was paid $258,000. The Executive Committee has renewed Mr. Grimone's employment agreement.

     Mr. Laffoon receives compensation in the form of an annual salary. As Chief Administrative Officer, Mr. Laffoon has as areas of responsibility the CRL claim and administrative teams and the Actuarial and Quality Assurance Departments, which comprise a majority of CRL's employees. Mr. Laffoon's compensation is reviewed annually by the Executive Committee. His annual compensation is based upon underwriting profitability; improvement of operating procedures; retention of business; and overall individual performance in all duties. Based upon Mr. Laffoon's significant contributions to CRL's attainment of an underwriting profit in 1994, an increased retention of business that year, and achievements in the managed care area, all of which contributed to the Company's excellent overall performance in 1994, Mr. Laffoon received an increase in salary in 1995. He was paid $234,000.

                                          The Executive Committee
                                          ----------------------------
                                          Fred Lick, Jr., Chairman
                                          John F. Novatney, Jr.
                                          E. Lawrence Hendershot, M.D.

                 COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Lick, Mr. Novatney and Dr. Hendershot serve on the Executive Committee, which serves as a compensation committee responsible for determining the compensation of the Company's executive officers.

     Mr. Lick is President and Chief Executive Officer of the Company and of its principal operating subsidiary, Central Reserve Life Insurance Company. While Mr. Lick serves on the Company's Executive Committee, he abstains in any action affecting his own compensation as an executive officer. See "Certain Relationships and Related Transactions" on page 6 with respect to transactions between Mr. Lick and the Company.

     Mr. Novatney is a partner in the law firm of Baker & Hostetler, which serves as general counsel for the Company and its subsidiaries.


                       SELECTION OF INDEPENDENT AUDITORS

     KPMG Peat Marwick serves as the independent auditors for the Company. The Audit Committee selected KPMG Peat Marwick to serve as the independent auditors for the Company and its subsidiaries for the year 1995. A representative of KPMG Peat Marwick is expected to be present at the Annual Meeting of Shareholders and will be available to answer questions.


                             SHAREHOLDER PROPOSALS

     Any shareholder who intends to present a proposal at the 1996 Annual Meeting of Shareholders for inclusion in the proxy statement and form of proxy relating to that meeting is advised that the proposal must be received by the Company at its principal executive offices not later than December 16, 1996. The Company will not be required to include in its proxy statement or form of proxy a shareholder proposal which is received after that date or which otherwise fails to meet requirements for shareholder proposals established by regulations of the Securities and Exchange Commission.

                                 OTHER MATTERS

     As required by Section 16(a) of The Securities Exchange Act of 1934, Mr. Schulte filed a Form 5 Annual Statement of Changes in Beneficial Ownership showing the 32 shares he acquired in 1995 under the Company's Dividend Reinvestment Plan. The Form 5 was filed late, however, and the rules of the Commission require disclosure of this fact.

     The solicitation of proxies is made by and on behalf of the Board of Directors. The cost of the solicitation will be borne by the Company, including the reasonable expenses of brokerage firms or other nominees for forwarding proxy materials to beneficial owners. In addition to solicitation by mail, proxies may be solicited by telephone, telegraph or personally. The Company has engaged Regan & Associates, Inc., New York, New York, to assist it in the solicitation of proxies at an estimated cost of $3,750. Proxies may also be solicited by directors, officers and employees of the Company without additional compensation.

     If the enclosed form of proxy is executed and returned, the shares represented thereby will be voted in accordance with any specification made by the shareholder. In the absence of any such specification, proxies will be voted FOR the election of the three (3) nominees as set forth under "Election of Directors" on page 1.

     The presence of any shareholder at the meeting will not operate to revoke his proxy. A proxy may be revoked at any time, insofar as it has not been exercised, (1) by a later-dated proxy; (2) by giving written notice to the Company; or (3) in open meeting.

     If any other matters shall properly come before the meeting, the persons named in the proxy, or their substitutes, will vote thereon in accordance with their judgment. The Board of Directors does not know of any other matters which will be presented for action at the meeting.


                                       By order of the Board of Directors.

                                       /s/ Fred Lick, Jr.

                                       Fred Lick, Jr.
                                       Chairman of the Board,
                                       President and Chief Executive Officer


Date: April 18, 1996

P                       CENTRAL RESERVE LIFE CORPORATION
R
O             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
X             FOR THE ANNUAL MEETING OF SHAREHOLDERS MAY 16, 1996.
Y

    The undersigned hereby constitutes and appoints Fred Lick, Jr., and Frank W. Grimone and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of Central Reserve Life Corporation to be held at the Cleveland Airport Marriott Hotel, 4277 West 150th Street, Cleveland, Ohio, on Thursday, May 16, 1996, and at any adjournment thereof, on all matters coming before said meeting.


Election of Directors, Nominees:                  (change of address)

Fred Lick, Jr.                                    ________________________________________
John F. Novatney, Jr.                             ________________________________________
John L. McKean                                    ________________________________________
                                                  (If you have written in the above
                                                  space, please mark the corresponding box
                                                  on the reverse side of this card.)

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxies cannot vote your shares unless you sign and return this Card.

                                                        SEE REVERSE
                                                            SIDE

/X/ Please mark your votes as in                    SHARES IN YOUR NAME
    this example.

Election of          FOR             WITHHELD
Directors            / /               / /
(see reverse)

For, except vote withheld from the following nominee(s):

_______________________________________________________

                                        Change
                                          of        / /
                                        Address

                                        Attend      / /
                                        Meeting

SIGNATURES(S) ______________________________________ DATE _________________


SIGNATURES(S) ______________________________________ DATE _________________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.